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                    Chesapeake Biological Laboratories, Inc.
                                     PROXY

This proxy is solicited on behalf of the Board of Directors of Chesapeake Biological Laboratories, Inc. The undersigned hereby appoints Thomas P. Rice and Robert J. Mello, Ph.D. or either of them acting singly, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock and Series A-1 Preferred Stock of Chesapeake Biological Laboratories, Inc. held of record by the undersigned as of the close of business on August 9, 1999, at the Annual Meeting of Stockholders to be held on October 14, 1999, or any adjournment thereof.

The Board of Directors recommends a vote "FOR ALL NOMINEES" in Proposal No. 1, "FOR THE APPROVAL" of Proposal No. 2 and Proposal No. 3 and "FOR RATIFICATION" of Proposal No. 4.

                 Please mark your choice in blue or black ink.

1.   Proposal No. 1--ELECTION OF DIRECTORS:

     / /  FOR ALL NOMINEES listed below
          (except marked to the contrary below)

     / /  WITHHOLD AUTHORITY to vote for
          all nominees listed below

     INSTRUCTION: To withhold authority to vote for any individual nominee(s), strike a line through the name of the nominee(s) in the list below.)

           NOMINEES:      T.P. Rice       N.B. Beaty, Ph.D.

                          H.L. Miller     R.F. Burke

2.   Proposal No. 2--FIFTH STOCK INCENTIVE PLAN.

     / /  FOR APPROVAL of the Fifth Stock Incentive Plan

     / /  WITHHOLD APPROVAL of the Fifth Stock Incentive Plan

3.   Proposal No. 3--CHARTER AMENDMENT

     / /  FOR APPROVAL of the Charter Amendment

     / /  WITHHOLD APPROVAL of the Charter Amendment

4.   Proposal No. 4--RATIFICATION OF AUDITORS

     / /  FOR RATIFICATION of Arthur Andersen L.L.P. as independent auditors

     / /  WITHHOLD RATIFICATION of Arthur Andersen L.L.P. as independent auditors

5.   The Proxies named herein are hereby authorized to vote in their discretion upon such other matters as may properly come before the meeting.

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
This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is given with respect to any matter or matters, this proxy will be voted FOR ALL NOMINEES in Proposal No. 1, FOR APPROVAL OF THE FIFTH STOCK INCENTIVE PLAN in Proposal No. 2 and FOR APPROVAL OF THE CHARTER AMENDMENT in Proposal No.3 and FOR RATIFICATION OF ARTHUR ANDERSEN L.L.P. AS INDEPENDENT AUDITORS. If with respect to Proposal No. 1--Election of Directors, you withhold authority to vote for any named nominee(s) as a director, the shares represented by this proxy will be voted for the election of the remaining nominees as directors.

Please sign exactly as name appears on the label above. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Dated: ---------------------------------, 1999   ----------------------------------------------
                                                 Signature

Please mark, sign, date and                      ----------------------------------------------
return this proxy letter promptly                Signature (if held jointly)
using the enclosed envelope.

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